CONFIDENTIAL TREATMENT REQUESTED	EXHIBIT 10.19

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24(b)(2) OF THE SECURITIES AND EXCHANGE ACT OF 1934. CONFIDENTIAL TREATMENT IS REQUESTED AND IS NOTED WITH “[CONFIDENTIAL TREATMENT REQUESTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

COLLABORATIVE RESEARCH
AGREEMENT
BETWEEN
UNIVERSITY OF BRADFORD
AND SOMANTA INCORPORATED

CONFIDENTIAL TREATMENT REQUESTED

Collaborative Research Agreement

This agreement dated the 1st day of March 2006 is between:

(1)	UNIVERSITY OF BRADFORD (” The University”) established in England whose principal address is Richmond Road, Bradford, BD7 1DP, UK; and

(2)	SOMANTA Incorporated (“Somanta”) a company incorporated in the United States under the law of Delaware with a registered office at 80 Harley Street, London, W1G 7HL, UK.

RECITALS:

A.	Somanta and The University intend to enter into a research collaboration agreement under which The University shall conduct further research funded by Somanta on the invention(s) disclosed by The Patents, which are owned by or exclusively licensed to Somanta.

IT IS AGREED as follows:

1. Definitions

In this Agreement the following words shall have the following meanings:

1.1	"Background Information"	any information and/or Know-how made available by
either party to the other party pursuant to Clause 4.1;
1.2	"Commencement Date"	The Commencement Date shall be the date of signing
this Agreement;
1.3	"Intellectual Property"	means all of the following and as they exist in all
jurisdictions throughout the world:
1.3.1 patents, patent applications and inventions,
designs and improvements described and claimed
therein, patentable inventions and other patent rights
(including any divisions, continuations,continuations-
in-part, substitutions, or reissues thereof, whether or not
patents are issued on any such applications and whether
or not any such applications are modified, withdrawn, or;
resubmitted);
1.3.2 trademarks, service marks, trade dress, trade
names, brand names, designs, logos, or corporate names,
whether registered or unregistered, and all registrations
and applications for registration thereof; and

CONFIDENTIAL TREATMENT REQUESTED

1.3.3 copyrights, including all renewals and extensions
thereof, copyright registrations and applications for
registration thereof.
1.4	"Background Intellectual	Intellectual Property previously developed and owned or
	Property"	exclusively licensed to the respective parties which is
required for carrying out the responsibilities in the
Research Project pursuant to Clauses 4.2 and 4.3 and
Schedule 2;
1.5	"Know-how"	All technical information in the Field created during
research carried out by The University under the
direction of Prof. Laurence Patterson in the possession
of The University relating directly to the inventions
claimed in The Patents;
1.6	"The Patents"	[CONFIDENTIAL TREATMENT REQUESTED]
1.7	"Patent A"	[CONFIDENTIAL TREATMENT REQUESTED]
1.8	"Patent B"	[CONFIDENTIAL TREATMENT REQUESTED]
1.9	"Payment Schedule"	The payments due to be paid by Somanta to The
University for research conducted under the agreed
Project Plan and set out in Schedule 1 and Clause 3.1.
1.10	"Project Intellectual	All Intellectual Property arising out of the Research
	Property"	Project within the Project Plan including, without
limitation, the Project Information;
1.11	"Project Information"	all discoveries, inventions, whether patentable or not,
results, data, analyses, designs, formulae, processes,
specifications, reports, methods, Know-how, trade
secrets, drawings or other information arising out of the
Research Project;
1.12	"Project Plan"	the timetable, research and development objectives,
deliverables and plan of work for the Research Project
agreed by The University and Somanta, and set out in
Schedule 2 as may be amended from time to time;
1.13	"University's Project	the work to be carried out by The University under the
	Responsibilities"	Research Project as described in Schedule 2 as may be
amended from time to time;

CONFIDENTIAL TREATMENT REQUESTED

1.14	"University's Project	including Prof. Laurence Patterson and his research
	Scientists"	team (employed by The University) and any
replacements thereof;
1.15	"University's Project Team"	The University's Project Scientists and any other
individuals involved in the Research Project by The
University;
1.16	"Field"	Area of scientific research undertaken by the University
Project Team to complete the Research Project;
1.17	"The Research Project"	The research undertaken as described in the Project Plan
and performed by The University's Project Team;
1.18	"The Research Team"	The team involved in the delivery of the research
collaboration including the University's Project Team
and those individuals involved in the research either
directly or indirectly at Somanta;

CONFIDENTIAL TREATMENT REQUESTED

2.	The Research Project

2.1	The University shall carry out its Project Responsibilities with reasonable skill and care, and in accordance with the timetable and scope set out specifically in the Project Plan (Schedule 2) in connection to The Patents which is the condition precedent of the Research Project.

2.2	At the end of each three month period, The University shall notify Somanta with a progress report on the Research Project setting out the following:-

2.2.1	the work which The University has carried out on the Research Project during the previous three months;

2.2.2	any data and/or results obtained during the previous three months;

2.2.3	the work that The University intends to carry out during the next three months; and

2.2.4	details of any inventions made in the course of carrying out the Research Project as described in the Project Plan.

2.3	Within 14 days of the end of each calendar quarter the parties shall meet to discuss progress on the Research Project in general and in particular The University’s latest progress report submitted under Clause 2.2. The University shall procure that the Project Scientists shall attend such meetings together with such other members of the University’s Project Team as Somanta may reasonably request. This meeting should occur at a destination and time previously agreed by both parties and at Somanta’s expense.

2.4	The University shall use The University’s Project Scientists to carry out and/or supervise The University’s Project Responsibilities. If, due to circumstances beyond the reasonable control of The University, it is necessary to replace any of the University’s Project Scientists then the parties shall promptly meet to discuss potential replacements of equivalent qualification and experience in the Field. The University shall not replace any of The University’s Project Scientists on the Research Project without the prior written approval of Somanta.

CONFIDENTIAL TREATMENT REQUESTED

2.5	The University shall have discretion following consultation with Somanta to replace other members of The University’s Project Team during the Research Project with replacements of appropriate qualifications, skills and experience in the Field.

3.	Payment

3.1	In consideration of The University complying with its obligations under this Agreement, Somanta shall pay to The University the amounts set out in the Payment Schedule paid quarterly, in arrears from the Commencement Date.

3.2	All sums due under this Agreement shall be paid in [CONFIDENTIAL TREATMENT REQUESTED].

3.3	Sums specified in this Agreement in relation to the Payment Schedule are [CONFIDENTIAL TREATMENT REQUESTED] of Value Added Tax.

CONFIDENTIAL TREATMENT REQUESTED

4.	Ownership and Use of Background Information, Background Intellectual Property and the Project Intellectual Property

4.1	Each party shall make available to the other such of its Background Information as may assist the other party in carrying out its responsibilities under the Research Project provided that nothing in this Clause 4.1 shall oblige either party to act in breach of a confidentiality obligation owed to any third party.

4.2	Ownership of Background Intellectual Property shall remain vested in the party making such Background Intellectual Property available.

4.3	Each party hereby grants to the other a non-exclusive, non-transferable, non-sublicensable, royalty-free licence to make use of its Background Intellectual Property solely for the purposes of carrying out its responsibilities under the Research Project.

4.4	Somanta shall own the entire right, title and interest in and to all Project Intellectual Property discovered, developed, or invented in the course of performing the Research Project as defined within the Project Plan or otherwise related to Alchemix or Prodrax, whether solely by a party or jointly by the parties subject to clause 4.5. The University hereby assigns to Somanta all right, title and interest, if any, The University has in any Project Intellectual Property; provided that in the event that the foregoing assignment would be void or impermissible, then The University automatically shall be deemed to have granted to Somanta the perpetual, irrevocable, fully paid-up, freely sub-licensable license to use and practice such Project Intellectual Property for any and all purposes, which license shall be exclusive to Somanta, and which license shall survive any expiration or termination of this Agreement. Notwithstanding the foregoing, Somanta hereby grants to The University a perpetual, irrevocable, royalty-free, non-sublicensable license to use and practice Project Intellectual Property solely for non-commercial research purposes. University hereby agrees that any and all University employees, students or any other persons who provide services in connection with the Research Project will have assigned any and all rights such employee, student or any other person may obtain in any technology or other information by virtue of such services to the University.

CONFIDENTIAL TREATMENT REQUESTED

4.5	Somanta shall have the exclusive right to apply for patents in respect of improvements and/or inventions made in the course of the Research Project within The Project Plan and The University shall provide Somanta with such assistance as Somanta shall from time to time request with the filing and prosecution of such patent applications, entirely at Somanta’s expense.

4.6	For the avoidance of doubt, notwithstanding Clause 4.4, The University and Somanta shall own the Intellectual Property, improvements and inventions created or arising outside The Project Plan and unrelated to either Alchemix or Prodrax jointly or solely in accordance of contribution of each party; provided, however, that University hereby grants to Somanta an option (right of first refusal) to license such Intellectual Property and improvements based on fair and reasonable commercial terms following negotiation with The University.

5.	Confidential Information and Publications

5.1	In this Agreement, subject to Clause 5.2:-

5.1.1	“Confidential Information” belonging to Somanta shall mean Somanta’s Background Information, the Project Information and any other information disclosed to The University by Somanta relating to Somanta’s business, technical and/or research plans;

5.1.2	“Confidential Information” belonging to The University shall mean The University’s Background Information.

CONFIDENTIAL TREATMENT REQUESTED

5.2	"Confidential Information" shall not include any information which:-

5.2.1	is or becomes public knowledge through no improper conduct on the part of the party receiving the Confidential Information; and/or

5.2.2	is already lawfully possessed by the party receiving Confidential Information prior to receiving it; and/or

5.2.3	is obtained subsequently from a third party without any obligations of confidentiality and such third party is in lawful possession of such material and is not in violation of any contractual or legal obligation to maintain the confidentiality of such material.

5.3	The onus shall be on the party asserting that any of the exceptions set out in Clause 5.2 apply to prove, by competent written evidence, that such exceptions apply.

5.4	Each party shall, and shall procure that its respective employees and members of the Research Team shall keep confidential all Confidential Information belonging to the other party and shall not use any Confidential Information belonging to the other party other than for the purposes of carrying out the Research Project and/or exercising its rights hereunder.

5.5	Each party shall take all reasonable steps to:-

5.5.1	ensure that only the Research Team and other necessary personnel shall have access to Confidential Information belonging to the other party; and

5.5.2	ensure that its Research Team members use Confidential Information belonging to the other party for the sole purpose of carrying out the Research Project or exercising its rights hereunder.

CONFIDENTIAL TREATMENT REQUESTED

5.6	Each party shall procure that each of its employees and members of the Research Team are bound by appropriate confidentiality and non-use obligations in respect of Confidential Information belonging to the other party.

5.7	The University shall be entitled to publish the results of work carried out by The University under the Research Project provided that:-

5.7.1	All proposed publications (including, but not limited to, scientific publications, patent applications and non-confidential presentations), shall be submitted in writing to Somanta for review at least thirty (30) days before submission for publication or before presentation. Somanta may require the deletion from the publication of any Background Intellectual Property or Information, or an amendment to the publication through which commercially sensitive Background Intellectual Property and/or Information is disguised to the satisfaction of Somanta. Somanta may also request the delay of the publication if in it’s opinion the delay is necessary in order to seek patent or similar protection to Project Intellectual Property. Any delay imposed on publication shall not last longer than is reasonably necessary to obtain the required protection; and shall not exceed six (6) months from the date of receipt of the proposed publication by Somanta. Notification of the requirement for delay in publication must be received by the University within thirty (30) days after receipt of the proposed publication by Somanta, failing which the University shall be free to assume that Somanta has no objection to the proposed publication and

5.7.2	the proposed publication does not contain any Confidential Information belonging to Somanta, unless Somanta has consented thereto in writing.

5.8	Any publication of the results of the Research Project shall acknowledge the assistance of Somanta and will include Somanta collaborators as co-authors whenever it applies.

5.9	The obligations of confidentiality and non-use set out in this Clause 5 shall remain in force and shall be binding upon the parties for so long as any party has knowledge or possession of any Confidential Information belonging to the other party and for the avoidance of doubt shall survive any termination or cancellation of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

6.	Duration and Termination

6.1	This Agreement shall commence on the Commencement Date and shall expire on completion of the Research Project unless sooner terminated in accordance with the provisions of this Clause 6.

6.2	Either party may terminate this Agreement forthwith if:-

6.2.1	the other party breaches any provision of this Agreement and, having been notified of such breach, fails to remedy it within 30 days of notification; or

6.2.2	any of the following events occur:-

6.2.2.1	an order is made or a resolution passed for the winding up of the other party (other than for the purpose of a solvent scheme of reconstruction or amalgamation);

6.2.2.2	an administration, administrative receiver or receiver is appointed in respect of a material part of the other party’s assets or business; or

6.2.2.3	as a consequence of financial difficulties the other party makes any voluntary arrangement with its creditors; or

6.2.2.4	the other party ceases to continue its business; or

6.2.2.5	the other party becomes unable to pay its debts as and when they fall due;

6.2.2.6	as a consequence of debt and/or maladministration, the other party takes or suffers any similar or analogous action to those listed in Clauses 6.2.2.1 to 6.2.2.3 above.

6.2.2.7	The Patents or the licence of The Patents becomes invalid, expired or terminated.

CONFIDENTIAL TREATMENT REQUESTED

7.	Consequences of Expiry and Termination

7.1	On expiry or termination of this Agreement for any reason:-

7.1.1	Subject to Clause 7.1.2, each party shall return all materials containing any Background Information in its possession or control to the party which made such Background Information available;

7.1.2	The University shall immediately hand over to Somanta all samples or other materials containing any Project Information in its possession or control; and

7.1.3	Subject to Clause 7.2, the provisions of Clauses 4.2, 4.4 to 4.6 inclusive, 5and 7 shall continue in full force and effect.

7.2	Expiry and termination of this Agreement shall be without prejudice to any other right or remedy for breach of this Agreement which either party may have which accrued on or prior to the date of expiry or termination.

8.	General

8.1	Notices

8.1.1	Any notice or other communication given under this Agreement shall be in writing and shall be sent by pre-paid first class mail or by fax (confirmed by pre-paid first class mail placed in the post on or on the day after the date of transmission) to the other party at the address set out at the beginning of this Agreement or to such other address or fax number as may from time to time be notified to the other party in writing.

8.1.2	Any notice so sent by pre-paid first class mail shall be deemed to have been given on the third business day from and including the date of posting. Any notice so sent by fax (and confirmed by first class mail as aforesaid) shall be deemed to have been given the next business day following the day of transmission.

CONFIDENTIAL TREATMENT REQUESTED

8.2	Severability

If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable then the remaining provisions of this Agreement shall continue in full force and effect. The judicial or other competent authority making such determination shall have the power to limit, construe or reduce the duration, scope, activity and/or area of such provision, and/or delete specific words or phrases as necessary to render, such provision enforceable.

8.3	Waiver

Failure or delay by any party to exercise any right or remedy under this Agreement shall not be deemed to be a waiver of that right or remedy, or prevent it from exercising that or any other right or remedy on that occasion or on any other occasion.

8.4	Entire Agreement and Amendments

8.4.1	This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior oral or written agreements, representations, understandings or arrangements between the parties.

8.4.2	The parties acknowledge that they are not relying on any agreement, understanding, arrangement, warranty, representation or term which is not set out in this Agreement.

8.4.3	Nothing in this Clause 8.4 shall operate to:-

8.4.3.1	exclude any provision implied into this Agreement by law and which may not be excluded by law; or

CONFIDENTIAL TREATMENT REQUESTED

8.4.3.2	limit or exclude any liability, right or remedy to a greater extent than is permissible under law.

8.4.4	No change may be made to this Agreement except in writing signed by the duly authorised representatives of each of the parties.

8.4.5	Either party may propose changes to the Project Plan (described in Schedule 2). Proposed changes must be agreed to in writing by both parties. Appropriate changes to the budget (Schedule 1) will be agreed to in writing prior to implementation of any Project Plan changes.

8.5	Relationship of the Parties

8.5.1	Nothing in this Agreement shall create evidence or imply any agency, partnership or joint venture between the parties.

8.5.2	No party shall act or describe itself as the agent of any of the other parties nor shall a party represent that it has any authority to make commitments on behalf of the other parties.

8.6	Assignment and Sub-contracting

This Agreement is personal to the parties and neither party shall assign, transfer, sub-license, sub-contract, charge, or otherwise deal in its rights or obligations under this Agreement except in the circumstance whereby Somanta undergoes a merger, consolidation or sale of substantially all its assets in which case it may assign this Agreement to any party in conjunction with the aforementioned.

CONFIDENTIAL TREATMENT REQUESTED

8.7	Publicity

Except as required by law or regulation and subject to clause 5.7, no one shall make any announcement, or comment upon, or originate any publicity, or otherwise provide any information to any third party (other than its legal advisors) concerning this Agreement (including without limitation the existence of this Agreement, the performance of this Agreement and/or any dispute, arbitration or disagreement relating to this Agreement) without the prior written consent of the other parties. The parties acknowledge that Somanta is required to include a description of this Agreement, with a copy attached, in its regulatory filings.

8.8	Further Assurances

As and when requested by another party, each party shall, and shall procure that their respective employees shall, do all acts and execute all documents as may be reasonably necessary to give effect to the provisions of this Agreement.

8.9	Headings

The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

8.10	University’s Project Team

In this Agreement, unless the context otherwise requires, an obligation by The University to do, or not to do, an act shall be deemed to include an obligation on The University to procure that each member of The University’s Project Team shall do, or not do, that act.

CONFIDENTIAL TREATMENT REQUESTED

8.11	Law and Jurisdiction

The validity, construction and performance of this Agreement shall be governed by English law and the parties accept the exclusive jurisdiction of the English courts in respect thereof.

SIGNED ON BEHALF OF THE UNIVERSITY OF BRADFORD:

SIGNATURE: /s/ R.J. Andrew

NAME :R.J. Andrew

POSITION : Registrar and Secretary

DATE: February 22, 2006

SIGNED ON BEHALF OF SOMANTA:

SIGNATURE: /s/ Agamemnon Epenetos

NAME : Agamemnon Epenetos

POSITION : CEO

DATE: February 17, 2006

CONFIDENTIAL TREATMENT REQUESTED

Schedule 1

The Payment Schedule
[CONFIDENTIAL TREATMENT REQUESTED]

CONFIDENTIAL TREATMENT REQUESTED

Schedule 2

The Project Plan
[CONFIDENTIAL TREATMENT REQUESTED]